EXECUTION COPY


                       NOTE AND WARRANT PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of December 31, 2003, is entered into by and among ComVest Investment Partners II LLC, a Delaware limited liability company with its principal offices located at 830 Third Avenue, New York, NY 10022 ("ComVest"), DCC VENTURES, LLC, a Nevada limited liability company with its principal offices located at 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas, NV 89109 ("DCC" and together with ComVest, the "Lenders"), COMMERCE ONE, INC., a Delaware corporation with its principal offices located at One Market Street, Steuart Tower, Suite 1300, San Francisco, CA 94105 (the "Company") and COMMERCE ONE OPERATIONS, INC., a Delaware corporation and wholly-owned subsidiary of the Company (the "Guarantor").

         WHEREAS, the Company and the Lenders have agreed that the Company will issue and sell to the Lenders (a) Senior Secured Non-Convertible Notes in the form attached hereto as Exhibit A (each, a "Note" and together, the "Notes") in the aggregate principal amount of Five Million Dollars ($5,000,000) and (b) Warrants in the form attached hereto as Exhibit B (each a "Warrant" and together, the "Warrants") to purchase a number of shares (the "Warrant Shares") of common stock, par value $.0001 per share of the Company (the "Common Stock") in exchange for an aggregate purchase price of One Hundred Dollars ($100). The aggregate purchase price for the Notes and the Warrants shall be Five Million One Hundred Dollars ($5,000,100) (the "Aggregate Purchase Price");

         WHEREAS, in order to induce the Lenders to purchase the Notes and Warrants, (i) the Guarantor has agreed to guaranty the repayment of the Notes and all other obligations of the Company under this Agreement and the other Closing Documents pursuant to the terms of the Guaranty attached hereto as Exhibit C (the "Guaranty") and (ii) the Company and the Guarantor have agreed to grant to the Lenders a first priority perfected security interest in certain assets of the Company and the Guarantor as security for all of the Company's and the Guarantor's respective obligations under the Notes, the Guaranty, the Pledge Agreement, this Agreement and the other Closing Documents pursuant to the terms of the Security Agreement attached hereto as Exhibit D (the "Security Agreement");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         SECTION 1.  Authorization and Sale of the Notes and the Warrants.

          (a) Authorization. Prior to the Closing (as defined below), the Company shall have authorized the sale and issuance of the Notes and the Warrants.

          (b) Sale of Notes and Warrants. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall sell and issue to ComVest (i) a Note in the principal amount of Four Million Dollars ($4,000,000) (the "ComVest Note") and (ii) a Warrant to purchase up to a number of shares of Common Stock, as set forth in the ComVest Warrant, in


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exchange for a purchase price equal to Eighty Dollars ($80) (the "ComVest
Warrant"). Subject to the terms and conditions of this Agreement, at the Closing, the Company shall sell and issue to DCC (i) a Note in the principal amount of One Million Dollars ($1,000,000) (the "DCC Note") and (ii) a Warrant to purchase up to a number of shares of Common Stock, as set forth in the DCC Warrant, in exchange for a purchase price equal to Twenty Dollars ($20) (the "DCC Warrant"). Subject to the terms and conditions of this Agreement, ComVest shall purchase and acquire from the Company the ComVest Note and the ComVest Warrants, free and clear of all liens and encumbrances and DCC shall purchase and acquire from the Company the DCC Note and the DCC Warrant, free and clear of all liens and encumbrances.

         SECTION 2.  Description of the Notes, Guaranty and Security Agreement.

         The following summary of the Notes, the Guaranty and Security Agreement is provided for illustrative purposes only. To the extent there are any inconsistencies between the summary below and the Notes, the Guaranty and/or Security Agreement, such agreements shall control.

          (a) Maturity. The Company shall pay each of ComVest and DCC the outstanding principal amount of the ComVest Note and the DCC Note, as applicable, together with all accrued and unpaid interest thereon, on the earliest to occur (the "Maturity Date") of (i) fifteen (15) months following the Closing Date, (ii) a merger or combination of the Company or the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than the SRM Sale) (as defined in the Notes), (iii) the acquisition by a single entity, person or a "group" within the meaning of Rule 13d-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than Fifty Percent (50%) of the voting power or capital stock of the Company (on a fully-diluted basis) or (iv) one (1) business day before the date on which the Company pays all or substantially all amounts outstanding under the promissory note due February 22, 2005, payable to PeopleSoft and entered into in connection with the settlement of certain real estate obligations of the Company.

          (b) Interest. The Notes shall bear interest at a rate per annum as follows:

              Months 1-3 of the Note     6% per annum
              Months 4-6 of the Note     7% per annum
              Months 7-9 of the Note     8% per annum
              Months 10-12 of the Note   9% per annum
              Months 13-15 of the Note  10% per annum

Interest shall be payable quarterly in cash. If any Event of Default (as defined in the Notes) has occurred and is continuing, the Notes shall bear interest of 12% per annum until such time as such Event of Default has been cured.

          (c) Conversion. The Notes shall not be convertible except in the event the Company fails to pay such Note in accordance with its terms, whether on the Maturity Date or upon an Event of Default. In such event, the holder of such Note shall be entitled to convert (the "Conversion") such Note into shares of Common Stock (the "Conversion Shares") equal to the number of obtained by dividing the then-outstanding principal amount of this Note, together with all accrued but unpaid Interest thereon, by the conversion price (the "Conversion Price"), which


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shall be equal to Ninety-Percent (90%) of the average closing bid price for the five (5) Trading Days (as defined in the Notes) immediately following the later of (i) the date of such default and (ii) the date of issuance of any press release announcing such default; provided, however, that such conversion shall be limited to the extent that the number of Warrant Shares plus the number of Conversion Shares issued or issuable to ComVest and DCC shall not exceed an aggregate of 6,653,840 shares of Common Stock (which shall be equal to Nineteen and Nine-Tenths Percent (19.9%) of the outstanding shares of Common Stock, as calculated immediately prior to the Closing (the "Maximum Conversion Amount"). Any principal and Interest that remains after the Conversion of up to the Maximum Conversion Amount shall remain outstanding on the books of the Company. All Conversion Shares shall be issued as further security for performance of the Company's and Guarantor's obligations under the Notes, this Agreement and the other Closing Documents.

          (d) Prepayment. The Notes may be prepaid, in whole or in part, at any time without penalty or premium, upon ten (10) days' prior written notice to each of ComVest and DCC. The Notes shall be prepaid from certain proceeds received by the Company from the sale of the SRM Business (as defined in the Notes), the SRM Assets or the Perfect Commerce Note (as defined in the Notes) and from payments received by the Company (from the Guarantor) under the Perfect Commerce Note, all as more fully set forth in the Notes. In the event of prepayment of the Notes, all such prepayments shall be made ratably between the Notes.

          (e) Guaranty. The Guarantor shall guaranty the repayment of the Company's obligations under the Notes and under the Purchase Agreement and the other Closing Documents pursuant to the terms of the Guaranty.

          (f) Security and Ranking. The Notes and all other obligations of the Company and the Guarantor under this Agreement and the other Closing Documents shall be secured by certain collateral of the Guarantor and the Company, as described in the Security Agreement and the Pledge Agreement, dated as of even date herewith, by and among the Lenders and the Guarantor, in the form attached hereto as Exhibit E (the "Pledge Agreement"). As an inducement to the Lenders to purchase the Notes and execute and enter into this Agreement, and to secure prompt payment of the Notes and the discharge in full of the Company's and the Guarantor's obligations under this Agreement and under the Notes, this Agreement and the other Closing Documents, the Guarantor and the Company shall grant to the Lenders a first priority perfected lien and security interest in the collateral described in the Security Agreement and the Guarantor shall grant to the Lender a first priority perfected lien and security interest in the collateral descibed in the Pledge Agreement, which security interests shall rank senior in lien priority to any other existing or future indebtedness, security interests and liens (other than the Permitted Liens and, subject to Section 7(a)(viii) hereof, the CambridgePark Indebtedness) of the Company and the Guarantor. For purposes hereof "Permitted Liens" shall have the meaning set forth in the Security Agreement; and "CambridgePark Indebtedness" shall mean the payments due by the Company to CambridgePark Investors Limited Partnership ("CambridgePark") in the aggregate amount of Seven Hundred and Fifty Thousand Dollars ($750,000), the repayment of which is secured by security interest in certain accounts receivable of the Company, in accordance with the Settlement Agreement, dated as of June 6, 2003, by and between the Company and CambridgePark (the "CambridgePark Settlement Agreement").


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         SECTION 3.  Warrants.

         The following summary of the Warrants is provided for illustrative purposes only. To the extent there are any inconsistencies between the summary below and the Warrants, the Warrants shall control.

          (a) As further security for the Company's and the Guarantor's performance under the Notes, this Agreement and the other Closing Documents, the Warrants shall entitle the Lenders to purchase an aggregate of 2,568,494 shares of Common Stock. The exercise price of the Warrants is $.0001 per share (the "Per Share Warrant Exercise Price"). The Warrants shall have a term of one (1) year and shall be exercisable immediately. The Company shall have the right to repurchase up to an aggregate of Twenty Percent (20%) of the Warrants or the Warrant Shares, as the case may be, at a per share purchase price equal to the Per Share Warrant Exercise Price in the event that the Company (i) repays the principal amount of the Notes in full, together with all accrued but unpaid interest thereon, within four (4) months following the Closing and (ii) the Warrant Shares are registered under the Securities Act of 1933, as amended (the "Securities Act") in accordance with the terms of the Registration Rights Agreement, dated as of even date herewith, by and among the Company and the Lenders and in the form attached hereto as Exhibit D (the "Registration Rights Agreement").

         SECTION 4.  Closing of Sale of the Notes and Warrants.

          (a) The consummation of the sale of the Notes and Warrants (the "Closing") shall take place at the offices of Wilson Sonsisni Goodrich & Rosati, P.C., counsel to the Company and Guarantor, located at 650 Page Mill Road, Palo Alto, CA 94303, on or by December 31, 2003, or at such time as shall be mutually agreed upon by the parties hereto (the "Closing Date").

          (b) At the Closing, the Lenders shall deliver to the Company an aggregate of Five Million Dollars ($5,000,100) by certified check or wire transfer (the "Purchase Price"). The Purchase Price shall be borne ratably by the Lenders.

       SECTION 5.  Representations and Warranties of the Company to the Lenders.

         Other than as set forth in the most recent 10-Q and 10-K filings made by the Company with the Securities and Exchange Commission in 2003, or as set forth on the Disclosure Schedule hereto, each of the Company and the Guarantor, or as otherwise indicated below, hereby represents and warrants to the Lender as follows:

          (a) Organization. The Company or the Guarantor, as the case may be, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company or the Guarantor, as the case may be, has all requisite corporate power and authority to own and lease its property, to carry on its business as presently conducted and as proposed to be conducted, and to carry out the transactions contemplated by this Agreement and the other Closing Documents, and is duly licensed of qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so licensed or qualified, except where failure to be so licensed or


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qualified would not, in the aggregate, have a material adverse effect on the business, results of operations, or condition (financial or otherwise) of the Company or the Guarantor, as the case may be (a "Material Adverse Effect"). The Company or the Guarantor, as the case may be, has furnished or expressly made available to counsel to the Lender true and complete copies of its Certificate of Incorporation, as amended, and Bylaws, each as amended to date and currently in effect.

          (b) Capitalization. The authorized capital stock (the "Capital Stock") of the Company (immediately prior to the Closing) is as set forth in Section 5(b) of the Disclosure Schedule attached hereto. All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in (ii) above or under
Section 5(b) on the Disclosure Schedule attached hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of Capital Stock of the Company is authorized or outstanding, (ii) the Company does not have an obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its Capital Stock any evidences of indebtedness or assets of the Company and (iii) the Company does not have an obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its Capital Stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of Capital Stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

          (c) Indebtedness. The Company or the Guarantor, as the case may be,
(i) does not have any outstanding Indebtedness (as defined below) (other than the Permitted Indebtedness (as defined below), none of which is or shall become senior to or pari passu with the Notes (other than Indebtedness secured by Permitted Liens and, subject to Section 7(a)(viii) hereof, the CambridgePark Indebtedness)), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by any party thereto would reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.

For purposes of this Agreement: "Indebtedness" means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced and incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale or such property), (F) all monetary obligations under any leasing


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or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified or should be classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, security interest or other encumbrance upon or in any property or assets of the Company or the Guarantor (including the SRM Assets and the Perfect Commerce Note (as defined in the Notes)) and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; "Contingent Obligations" means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person;"Person" means an individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization and government or any department or agency thereof; and "Permitted Indebtedness" means (a) the Company's and Guarantor's indebtedness under this Agreement, the Notes or any of the other Closing Documents, (b) Indebtedness existing in the date hereof, as set forth on the Disclosure Schedule attached hereto, (c) Indebtedness in an amount not to exceed One Million Dollars ($1,000,000) incurred by the Company or Guarantor, which shall be subordinated in right of payment and lien priority to indebtedness owed to the Lenders hereunder and which is reflected in a written agreement in a manner and form reasonably acceptable to the Lenders, (d) Indebtedness secured by Permitted Liens, (e) subject to Section 7(b)(v) hereof, Indebtedness of the Company or the Guarantor to any subsidiary of the Company or the Guarantor (in each case, a "Subsidiary") and Contingent Obligations of any Subsidiary with respect to obligations of the Company or the Guarantor (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary of the Company or Guarantor and any Contingent Obligations of any Subsidiary with respect to obligations of any other subsidiary (provided that the primary obligations are not prohibited hereby), (f) Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds incurred in the ordinary course of business, (g) indebtedness consisting of Contingent Obligations with respect to letters of credit issued for the benefit of the Company or the Guarantor; provided, that the aggregate amount of any such indebtedness that may be cash collateralized by the Company or the Guarantor shall not exceed Three Million Two Hundred Fifty Thousand Dollars ($3,250,000),
(h) Indebtedness existing as of the date hereof that is unsecured in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000), and (i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon the Company, the Guarantor or any Subsidiary, as the case may be.

          (d) Subsidiaries. Etc. Except as set forth under Section 5(d) on the Disclosure Schedule attached hereto, neither the Company nor the Guarantor has any subsidiaries and neither the Company nor the Guarantor owns or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any association, trust, partnership, joint venture or other non-corporate business enterprise.

          (e) Issuance of Notes and Warrants. The issuance, sale and delivery of the Notes and the Warrants in accordance with this Agreement have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and Warrant Shares and Conversion Shares have been duly reserved for issuance. The Warrant


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Shares and Conversion Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Warrants and Notes, respectively, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens or other encumbrances with respect to the issuance thereof.

          (f) Authority for Agreement. The execution, delivery and performance by each of the Company and the Guarantor, as applicable, of this Agreement, the Notes, the Warrants, the Security Agreement, the Pledge Agreement, the Registration Rights Agreement, any other documents executed and delivered in connection with this transaction (together, the "Closing Documents") and the consummation by the Company and the Guarantor, as applicable, of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of the Company or the Guarantor, as the case may be. This Agreement and the other Closing Documents, when executed, will have been, duly executed and delivered by the Company and the Guarantor, to the extent applicable, and constitute valid and binding obligations of the Company and the Guarantor, to the extent applicable, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement and the other Closing Documents and the compliance with their provisions by the Company and the Guarantor will not:

                 (i) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body where such violation would have a Material Adverse Effect;

                 (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company or the Guarantor, as applicable, is a party or under which the Company or the Guarantor, as applicable, or any of its assets is bound or affected where such default would have a Material Adverse Effect, (B) the Certificate of Incorporation, as amended, of the Company or the Guarantor, as applicable, or (C) the By-Laws of the Company or the Guarantor, as applicable; or

                 (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Guarantor, other than as expressly contemplated by this Agreement.


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          (g) Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) is required for the valid authorization, execution, delivery and performance by the Company or the Guarantor, as the case may be, of this Agreement, the other Closing Documents or the issuance and sale of the Notes and the Warrants. The Company or the Guarantor, as the case may be, has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby. Based on the representations of each Lender set forth in
Section 6 of this Agreement and the conduct of the Company or the Guarantor, as the case may be, the offer, sale and issuance of the Notes and the Warrants will be in compliance with applicable federal and state securities laws.

          (h) Financial Statements. The Company has provided or made available to the Lenders an audited consolidated balance sheet of the Company and the Guarantor or the fiscal year ending December 31, 2002 (the "2002 Balance Sheet") and an unaudited consolidated balance sheet of the Company and the Guarantor as at November 30, 2003 (the "2003 Balance Sheet"). The Company has also provided or made available to the Lenders an audited consolidated statement of income of the Company and the Guarantor for the fiscal year ended December 31, 2002 (the "2002 Income Statement") and unaudited consolidated statements of income for the eleven (11)-month period ending November 30, 2003 (the "2003 Income Statement" and together with the 2002 Income Statement, the "Income Statements"). Such financial statements have been (or will be) prepared in conformity with generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of the unaudited interim statements, to the extent they may exclude fottnotes or may ne condensed or summary statements), are true and correct and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth under
Section 5(h) on the Disclosure Schedule, there has been no material adverse change in the condition (financial or otherwise) of the Company since November 30, 2003.

          (i) Use of Proceeds. Each of the Company and the Guarantor are receiving actual, direct and indirect benefit as a result of the transactions contemplated by this Agreement and the other Closing Documents, including, without limitation, that each of the Company and the Guarantor shall use the proceeds of the sale of the Notes and Warrants for its working capital and to repay that portion of the CambridgePark Indebtedness equal to Three Hundred Seventy-Five Thousand Dollars ($375,000) on or before January 10, 2004 (the "CambridgePark Indebtedness Repayment").

          (j) Transactions with Affiliates. Except as set forth under Section 5(b) or 5(j) on the Disclosure Schedule attached hereto, the Company or the Guarantor, as the case may be, has no agreements or transactions with any officers, directors, stockholders or other affiliates of the Company or the Guarantor, as the case may be, with respect to the payment of any fees or other amounts (other than salaries, director fees and reimbursements in the ordinary course of business) or the issuance of any equity securities.


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          (k) Preemptive Rights, Dilutive Rights; Right of First Refusal. Except
as set forth under Section 5(k) of the Disclosure Schedule attached hereto, no person, firm or other business entity owns any securities or is a party to any agreement, contract or understanding, written or oral, entitling such party to any preemptive rights in connection with this transaction. Except as set forth under Section 5(k) of the Disclosure Schedule attached hereto, the transactions contemplated herein will not cause any holder of securities of the Company or the Guarantor to be entitled to any anti-dilution adjustments to such securities. Except as set forth under Section 5(k) of the Disclosure Schedule attached hereto, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company and no party shall have a right of first refusal with respect to the sale and issuance of the Notes and Warrants.

          (l) Absence of Changes. Since September 31, 2003, and except as set forth under Section 5(l) of the Disclosure Schedule attached hereto, neither the Company nor the Guarantor has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company or the Guarantor, as the case may be, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or the Guarantor, as the case may be, or any issuance of options, warrants or other rights to purchase the capital stock of the Company or the Guarantor, as the case may be, nor is the Company or the Guarantor, as the case may be, aware of any prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company or the Guarantor, as the case may be, and neither the Company nor the Guarantor has become a party to, and neither the business nor the property of the Company or the Guarantor, as the case may be, has become the subject of, any material litigation whether or not in the ordinary course of business.

          (m) Title. Except as set forth under Section 5(m) of the Disclosure Schedule attached hereto, the Company or the Guarantor, as the case may be, has good and marketable title to all properties and assets owned by it (expressly including the SRM Assets and the Perfect Commerce Note (as defined in the Note)), free and clear of all liens, charges, encumbrances or restrictions; all of the material leases and subleases under which the Company or the Guarantor, as the case may be, is the lessor or sublessor of properties or assets or under which the Company or the Guarantor, as the case may be, holds properties or assets as lessee or sublessee are in full force and effect, and neither the Company nor the Guartantor is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company or the Guarantor, as the case may be, as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or the Guarantor, as the case may be, to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company orthe Guarantor, as the case may be, owns or leases all such properties as are necessary to its operations.

          (n) Proprietary Rights. Except as set forth under Section 5(n) of the Disclosure Schedule attached hereto, each of the Company and the Guarantor owns or possesses exclusive and enforceable rights to use all patents, patent applications, trademarks, service


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marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business (the "Proprietary Rights"). Neither the Company nor the Guarantor has received any notice of any claims, nor does it have any knowledge of any threatened claims, and neither knows of any facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or the Guarantor, as the case may be, or proposed to be used or offered by the Company or the Guarantor, as the case may be, infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the knowledge of the Company or the Guarantor, as the case may be, no others have infringed the their respective Proprietary Rights.

          (o) Litigation. Except as set forth under Section 5(o) of the Disclosure Schedule attached hereto, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company or the Guarantor, as the case may be, threatened against the Company or the Guarantor, as the case may be (or basis therefor known to the Company or the Guarantor, as the case may be), the adverse outcome of which would have a Material Adverse Effect. Neither the Company nor the Guarantor is subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

          (p) Taxes. Each of the Company and the Guarantor has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. Each of the Company and the Guarantor has paid or adequately provided for all tax liabilities of the Company or the Guarantor, as the case may be, as reflected on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. Each of the Company and the Guarantor has properly accrued all taxes required to be accrued by GAAP consistently applied. The tax returns of the Company or the Guarantor, as the case may be, have never been audited by any state, local or Federal authorities, except in the ordinary course of business and only in a manner that would not otherwise cause a Material Adverse Effect on the Company or the Guarantor, as the case may be. Neither the Company nor the Guarantor has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency, other than than which would not otherwise cause a Material Adverse Effect on the Company or the Guarantor, as the case may be..

          (q) Registration Rights. Except with respect to holders of the Warrants or as set forth under Section 5(q) of the Disclosure Schedule attached hereto, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. The Company shall grant registration rights under the Securities Act to the Lenders and/or their respective transferees, as more fully described in the Registration Rights Agreement.

          (r) Public Filings. The Company is current in all public filings required to be made by it with the Commission pursuant to the Exchange Act. Such filings, together with any other public filings elected to be made by the Company (together, the "Public

Filings") are complete and represent true and accurate depictions of the Company's business and financial condition (to the extent required by the applicable filing) as of the date of each filing. The Public Filings, as of the date they were filed, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

          (s) Disclosure. No representation or warranty of the Company or the Guarantor, as the case may be, contained in this Agreement, the financial statements, the Closing Documents, or any other document, certificate or written statement furnished to the Lenders by or on behalf of the Company or the Guarantor, as the case may be, for use in connection with the transactions contemplated herein, when read together, contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Except as set forth under Section 5(s) of the Disclosure Schedule, there is no material fact known to the Company or the Guarantor, as the case may be, that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          (t) Insurance. Each of the Company and the Guarantor maintains insurance policies for public liability, property damage for its business and properties, product liability, and business interruption, of types and in amounts customariliy maintained by comparable businesses; and no notice of cancellation has been received with respect to such policies and the each of the Company and the Guarantor is in complete compliance with all conditions contained in such policies, respectively.

          (u) Employee Matters.Except as set forth under Section 5(u) of the Disclosure Schedule attached hereto, (a) neither the Company, the Guarantor, nor any of their respective employees is subject to any collective baragining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Company or the Guarantor, as the case may be, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Company or the Guarantor, as the case may be, and (c) there are no strikes, slowdowns, work stopages or controversies pending or, to the best knowledge of the Company or the Guarantor, as the case may be, after due inquiry, threatened between the Company or the Guarantor, as the case may be, and their respective employees, other than employee grievances arising in the normal course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Excpet as set forth under Section 5(u) of the Disclosure Schedule attached hereto, neither the Company nor the Guarantor is subject to any employment contract.

          (v) Brokers. No person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, the Guarantor or the Lenders for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or the Guarantor or by any agent of the Company or the Guarantor.

          (w) Solvency. As of the date of this Agreement, each of the Company and the Guarantor are solvent in that the fair market value of their respective assets exceeds their respective liabilities, and each of the Company and the Guarantor are able to pay their debts as they become due in the ordinary course of their respective businesses.

          (x) Perfect Commerce Note. The Perfect Commerce Note is being repaid in a timely manner and otherwise materially in accordance with its terms and neither the Company nor the Guarantor has any knowledge of any existing or threatened material default under the Perfect Commerce Note. In addition, to the knowledge of the Company and the Guarantor, any and all financial information with respect to the Perfect Commerce Note provided or made available by the Company or the Guarantor to the Lenders in connection with the transactions contemplated hereby is true and complete.

          (y) Real Property. Neither the Company nor the Guarantor own any real property.

         SECTION 6. Representations and Warranties of the Lenders to the Company and the Guarantor.

          Each Lender represents and warrants to the Company and the Guarantor as follows:

          (a) Investment. Such Lender is purchasing a Note and Warrant for investment for the account of such Lender and not for the account of any other person, and not with a view toward resale or other distribution thereof. Such Lender understands that such Note, such Warrant, the Warrant Shares and the Conversion Shares have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Such Lender further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, such securities shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. These securities have been acquired for investment and not with a view to their distribution or resale, and may not be sold, pledged, or otherwise transferred without an effective registration statement for such securities under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that such registration is not required."

Such legend shall be removed when such securities may be sold pursuant to Rule 144(k).

          (b) Authority. Such Lender has full legal capacity, power and authority to execute and deliver this Agreement and the other Closing Documents and to perform its obligations hereunder and thereunder. Each of this Agreement, the other Closing Documents and the Note issued to such Lender is a valid and binding obligation of such Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

          (c) Experience. Such Lender has carefully reviewed the representations concerning the Company and the Guarantor contained in this Agreement and has made inquiry concerning the Company and the Guarantor, its business, operations, financial condition and its personnel. The officers of the Company have made available to such Lender any and all written information which he, she or it has requested and have answered to such Lender's satisfaction all inquiries made by such Lender; and such Lender has such knowledge and experience in financial business matters that such Lender is capable of evaluating the merits and risks of the purchase of a Note and a Warrant. Such Lender has the capacity to protect its own interests in connection with the purchase of a Note and a Warrant by reason of such Lender's business or financial experience.

          (d) Accredited Lender. Such Lender is an "Accredited Lender," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          (e) Risk. Such Lender acknowledges that the operations of the Company and the Guarantor are subject to all of the risks inherent in the establishment of a business-to-business commercial enterprise and the likelihood of the success of the Company or the Guarantor, as the case may be, must be evaluated in light of various factors, including working capital deficits, competition with established and well financed entities, anticipated negative cash flow in the period following completion of this placement, the need for further refinements of the Company's or the Guarantor's, as the case may be, products and the need for additional capital to fund the Company's or the Guarantor's, as the case may be, activities. Suchh Lender is aware that there can be no assurance that the Company or the Guarantor, as the case may be, will be able to generate sufficient revenues to support its operations and/or achieve profitable results. Such Lender further acknowledges each of the risks set forth in the Management's Discussion and Analysis section of the Company's most recently filed quarterly and annual reports on Forms 10-Q and 10-K, respectively, with the Commission.

         SECTION 7.  Covenants of each of the Company and the Guarantor.

          (a) Affirmative Covenants. Each of the Company and the Guarantor, or as otherwise provided below, covenants that, so long as any portion of the Notes is outstanding, it shall take the following actions:

                 (i) Provide to the Lenders all such information about the Company or the Guarantor, as the case may be, that is made available publicly.

                 (ii) If an Event of Default occurs, the Company shall, if so requested by the Lenders, promptly provide the following information:

                     (A) Annual Financial Statements. Unless filed with the
             Commission through EDGAR and are publicly available through the EDGAR system, copies of the consolidated balance sheet of the Company and its subsidiaries (including the Guarantor), as of the end of the immediately preceding fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board;

                     (B) Monthly Financial Statements. Unless filed with the
             Commission through EDGAR and are publicly available through the EDGAR system, copies of the consolidated balance sheet of the Company and its subsidiaries (including the Guarantor), and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles, such consolidated balance sheet, consolidated statements of income, stockholders' equity and cash flows to be as of the end of each month following the end of the immediately preceding fiscal year, in each case with comparative statements for the prior fiscal year; provided, however, that, to the extent the information in this Section 7(a)(ii)(B) is requested by the Lenders, the Lenders shall hold and treat all such information confidential (substantially in accordance with the terms of the confidentiality agreement executed and delivered by the Board Observer under Section 8 hereof) ;

                     (C) Accountant's Letters. Copies of each accountant's
             management letter and other written report submitted to the Company or the Guarantor, as the case may be, by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries (including the Guarantor);

                     (D) Notices. Copies of notices of all actions, suits,
             claims, proceedings, investigations and inquiries that could materially and adversely affect the Company or any of its subsidiaries (including the Guarantor); and

                     (E) Other Information. Any other information regarding the business, prospects, financial condition, operations, property or affairs of the Company or the Guarantor as the Lenders may reasonably may request;

                 (iii) Each of the Company and the Guarantor shall maintain and cause each of its material corporate subsidiaries, if any, to maintain their respective corporate existence (except as set forth in the Disclosure Schedule attached hereto);

                 (iv) Each of the Company and the Guarantor shall obtain and maintain and cause each of its subsidiaries, if any, to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated;

                 (v) Each of the Company and the Guarantor shall permit and cause each of their respective subsidiaries, if any, to permit the Lenders and such persons as the Lenders may designate, at the Lender's expense, to visit and inspect any of the properties of the Company or the Guarantor, as the case may be, and their respective subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company or the Guarantor, as the case may be, and their respective subsidiaries with their officers, employees and public accountants (and each of the Company and the Guarantor hereby authorizes said accountants to discuss with such Lenders and such designees such affairs, finances and accounts), and consult with and advise the management of the Company or the Guarantor, as the case may be, and their respective subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours and provided that the Lenders or designee has executed a confidentiality agreement in substance and form reasonably acceptable to the Company or the Guarantor, as the case may be; provided, however, that in no event (other than an Event of Default) shall the Company or the Guarantor be required to provide the Lenders or their respective designees with any information about the Company or the Guarantor that is not publicly available;

                 (vi) Each of the Company and the Guarantor shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise;

                 (vii) Each of the Company and the Guarantor shall keep, and cause each subsidiary, if any, to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company or the Guarantor, as the case may be, and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made;

                 (viii) By January 10, 2004, the Company shall make the CambridgePark Indebtedness Repayment out of the proceeds of the Note being purchased by the Lenders and, shall use its reasonable best efforts to cause the security interest thereon to be released in accordance with the terms of the CambridgePark Settlement Agreement;

                 (ix) Within no more than five (5) days following an Event of Default (as defined in the Notes), the Company or the Guarantor, as applicable, shall notify the Lenders of such Event of Default, the circumstances causing such default and the proposed course of action to be taken by the Company or the Guarantor, as the case may bem to cure such default; and

                 (x) On or by January 10, 2004, the Company shall have obtained the written waiver of SAP Aktiengesellschaft ("SAP AG"), pursuant to which SAP AG has waived its pro rata right to participate in the sale of the Notes and Warrants hereunder (and the issuance of the Warrant Shares and any Conversion Shares thereunder) in accordance with
          Section 11 of that certain Investor Rights Agreement, dated as of June 28, 2001, by and between the Company and SAP AG.

          (b) Negative Covenants. Each of the Company and the Guarantor covenants that, so long as any portion of the Note is outstanding, it shall not take any of the following actions without the prior written consent of the
Lender:

                 (i) Make, or permit any material subsidiary, if any, to make, any material change in the nature of its business (other than with respect to the sale of the SRM Assets, the SRM Business or the Perfect Commerce Note and a settlement with Covisint) as of the date hereof;

                 (ii) Create, incur, assume, become liable for, or permit to exist any indebtedness for borrowed money (other than, the indebtedness referred to in clauses (a), (b) and (c) of the definition of Permitted Indebtedness);

                 (iii) Redeem or repurchase any shares of Capital Stock of the Company or the Guarantor, except for (a) repurchases contemplated by this Agreement,(b) with respect to the Company, repurchases contemplated by that certain Securities Purchase Agreement, dated as of July 10, 2003, by and between the Company and BayStar Capital II, L.P. (the "BayStar Agreement") or (c) repurchases of stock from employees, directors or consultants of the Company or Guarantor in accordance with agreements existing as of the date hereof for the repurchase of shares of Capital Stock in connection with any termination of service to the Company or its subsidiaries;

                 (iv) Declare or pay any dividend on any class of Capital Stock of the Company or the Guarantor (except, with respect to the Company, (a) dividends payable to BayStar Capital II, L.P. pursuant to the BayStar Agreement and (b) dividends payable solely in Capital Stock of the Company or the Guarantor in connection with a stock split or similar transaction of the Company or the Guarantor, as the case may be;

                 (v) Enter into any transactions with affiliates of the Company or the Guarantor, as the case may be (other than, (i) with respect to the Company, agreements entered into between the Company and SAP AG in the Company's ordinary course of business and, (ii) with respect to the Company and the Guarantor, the provision by the Company or the Guarantor to one or more of their respective subsidiaries of up to an aggregate of Two Million Dollars ($2,000,000) in connection with the payment of liabilities and obligations of such subsidiary, as currently reflected on the 2003 Balance Sheet;

                 (vi) Merge or consolidate with any other entity (whether or not the Company or the Guarantor, as the case may be, shall be the surviving entity) or have a transaction in which any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of greater than fifty percent (50%) of the shares of all classes of stock then outstanding of the Company or the Guarantor, as the case may be, ordinarily entitled to vote in the election of directors;

                 (vii) Sell all or substantially all of the assets of the Company or the Guarantor, as the case may be (except for the consummation of an SRM Sale (as defined in the Notes));

                 (viii) Except as contemplated by this Agreement, permit any liens or encumbrances on any assets of the Company or the Guarantor, as the case may be (other than the Permitted Liens and the security interest granted by the Company to CambridgePark in connection with the CambridgePark Indebtedness); provided, however, that such restriction shall terminate immediately following an SRM Sale as a result of which at least Four Million Dollars ($4,000,000) of the principal amount of the Notes is repaid on a pro rata basis;

                 (x) Liquidate, dissolve or wind-up the operations of the Company or the Guarantor;

                 (xi) Apply for, or consent to, the appointment of a receiver, trustee or liquidator for the Company or the Guarantor or any of theior respective properties; and

                 (xii) Enter into any agreement to do any of the foregoing.

         SECTION 8.  Board Composition.

          (a) As of the Closing and so long as the unpaid principal amount of the Note exceeds One Million Dollars ($1,000,000), the Lenders shall have the right to appoint an observer (the "Board Observer") to the Board to observe and participate in the discussion of any proceeding of the Board in a nonvoting observer capacity; provided that the observer may not be a member or observer of the board of directors of a direct competitor of the Company. Such observer shall have the right to receive (i) any written material or other information provided to members of the Board (or that any director has the right to request); provided that such observer shall acknowledge and agree that he or she will be bound to satisfy the same duties and obligations of confidentiality with respect to such information as the members of the Board must satisfy and shall execute and deliver a confidentiality agreement in form and substance reasonably satisfactory to the Company and the Lender and (ii) any notice provided to the Board at the same time in the same manner as the Board. If the Company proposes to take any action by written consent in lieu of a meeting of its Board, the Company shall give written notice thereof to such observer promptly following the effective date of such consent, describing in reasonable detail the nature and substance of such action. Notwithstanding the foregoing, if the Company determines in good faith that participation by such observer in any meeting or the distribution to the observer of any written materials described herein relates to information deemed confidential, proprietary or attorney-client privileged ("Protected Information"), the Company shall have the right to exclude the observer from the portion of such meeting and from access to such information in which the Protected Information is discussed or presented; provided, that the Company shall so notify ComVest at as soon as practicable in advance of such meeting. In the event such observer dies, resigns or is removed by the Lenders, the Lenders shall be entitled to designate a replacement observer.

         SECTION 9. Conditions to the Obligations of the Lender. The obligation of the Lenders to purchase the Notes and Warrants is subject to the fulfillment, or the waiver by the Lenders, of each of the following conditions on or before
Closing:

          (a) Accuracy of Representations and Warranties. Each representation and warranty contained in Section 5 shall be true on and as of Closing with the same effect as though such representation and warranty had been made on and as of that date and each of the Company and the Guarantor has delivered to the Lenders a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company or the Guarantor, as the case may be, dated the date of the Closing, certifying to the fulfillment of the conditions specified in this Sections 9(a);

          (b) Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing and each of the Company and the Guarantor has delivered to the Lenders a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company or the Guarantor, as the case may be, dated the date of the Closing, certifying to the fulfillment of the conditions specified in this Sections 9(b);

          (c) Due Diligence. The Lenders shall, in their sole discretion, have completed their legal and financial due diligence and the results of such due diligence shall, in their sole discretion, be acceptable to the Lenders and their legal counsel. The Disclosure Schedule delivered to the Lenders by the Company and the Guarantor in connection with this Agreement shall not contain any exceptions that are deemed unacceptable by the Lenders in their sole discretion.

          (d) No Material Adverse Changes. There shall not have occurred any changes that have had or could reasonably have a Material Adverse Effect on the operations or financial condition of the Company or the Guarantor.

          (e) Certificates and Documents. Each of the Company and the Guarantor, to the extent applicable, shall have executed and delivered to the Lenders, in forms reasonably acceptable to the parties, the following documents:

                 (iv) This Agreement;

                 (ii) The Notes;

                 (iii) The Warrants;

                 (iv) The Registration Rights Agreement;

                 (v) The Security Agreement;

                 (vi) The Pledge Agreement;

                 (vii) The Guaranty

                 (viii) A certificate, as of the most recent practicable date, as to the corporate good standing of each of the Company and the Guarantor issued by the Secretary of State of the States of Delaware and California;

                 (ix) Copies of resolutions of the Board of Directors of each of the Company and the Guarantor authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company or the Guarantor, as applicable, as of the Closing Date; and

                 (x) An opinion of counsel for the Company and the Guarantor, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.

         SECTION 10. Conditions to Obligations of the Company and the Guarantor.

         The respective obligations of the Company and the Guarantor hereunder is subject to the fulfillment, or the waiver by the Company or the Guarantor, as applicable, of each of the following conditions on or before Closing:

          (a) Accuracy of Representations and Warranties. Each representation and warranty contained in Section 6 shall be true on and as of Closing with the same effect as though such representation and warranty had been made on and as of that date and each Lender has delivered to the Company and the Guarantor a certificate, executed by the President of each Lender, dated the date of the Closing, certifying to the fulfillment of the conditions specified in this
Section 10(a);

          (b) Performance. Each Lender shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Lender prior to or at the Closing and each Lender has delivered to the Company and the Guarantor a certificate, executed by the President of such Lender, dated the date of the Closing, certifying to the fulfillment of the conditions specified in this Section 10(b)

                  (c) Payment of Aggregate Purchase Price. The Lenders shall have paid the Aggregate Purchase Price to the Company in accordance with Section 1(b) hereof.

                  (d) Certificates and Documents. The Lenders shall have executed and delivered to the Company and the Guarantor, as applicable, in forms reasonably acceptable to the parties, the following documents:

                 (v) This Agreement;

                 (ii) The Registration Rights Agreement;

                 (iii) The Security Agreement; and

                 (iv) Copies of resolutions of the Board of Managers of each Lender authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Lender as of the Closing Date; ; provided that, to the extent such certificates are not delivered at the Closing, each Lender hereby covenants and agrees to provide their respective certificates on or by January 10, 2004.

         SECTION 11. Indemnification.

          (a) The Company shall indemnify and hold harmless each Lender, its officers, directors, employees, agents and consultants (each, a "Lender Indemnified Party"), from and against any and all costs, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees) (together, the "Losses") which may be suffered or incurred by such Lender Indemnified Party by reason of (i) any material misrepresentation or breach of warranty by the Company in this Agreement or the other Closing Documents or (ii) any material default of any obligation, agreement or covenant of the Company under this Agreement or the other Closing Documents, in each case so long as such Losses were not caused by the gross negligence or willful misconduct of such Lender Indemnified Party.

          (b) The Guarantor shall indemnify and hold harmless each Lender Indemnified Party, from and against any and all Losses which may be suffered or incurred by such Lender Indemnified Party by reason of (i) any material misrepresentation or breach of warranty by the Guarantor in this Agreement or the other Closing Documents or (ii) any material default of any obligation, agreement or covenant of the Guarantor under this Agreement or the other Closing Documents, in each case so long as such Losses were not caused by the gross negligence or willful misconduct of such Lender Indemnified Party.

          (b) Each Lender shall indemnify and hold harmless the Company and the Guarantor, and their respective officers, directors, employees, agents and consultants (each, a "Company Indemnified Party"), from and against any and all Losses which may be suffered or incurred by such Company Indemnified Party by reason of any material misrepresentation or breach of warranty by the Company in this Agreement or the other Closing Documents, so long as such Losses were not caused by the gross negligence or willful misconduct of such Company Indemnified Party; provided, however, that the payment of any Losses by the Lenders under this Section 11(b) shall be made on a pro rata basis.

         SECTION 12. Fees and Expenses. On the Closing Date, the Company shall pay ComVest a closing fee (the "Closing Fee") equal to One Hundred and Fifty Thousand Dollars ($150,000), by check or wire transfer. In addition, the Company shall reimburse ComVest on the Closing Date for ComVest's actual out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other agreements and documents contemplated hereby and the closing of the transactions contemplated hereby or related hereto, including but not limited to, ComVest's costs of performing due diligence and ComVest's reasonable attorney's fees and disbursements, which shall not exceed Thirty-Five Thousand Dollars ($35,000) without the prior written consent of the Company. The Company shall be responsible for its own costs and expenses incurred in connection with this transaction.

         SECTION 13. Rights Upon Termination. So long as the Lenders have proceeded in good faith to consummate this Agreement and the transactions contemplated hereby, in the event


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


the Company elects not to consummate this transaction for any reason, the Company shall pay to ComVest a financial advisory and structuring fee (the "Advisory Fee") equal to Two Hundred and Fifty Thousand Dollars ($250,000) which shall, at the sole option of ComVest, be payable in cash or shares of Common Stock valued at the average closing price for the Common Stock for the ten (10) full trading days preceding the date of issuance; provided, however, that, in the event ComVest elects to received shares of Common Stock in payment of the Advisory Fee, the number of shares of Common Stock issued or issuable to ComVest shall not exceed Nineteen and Nine-Tenths Percent (19.9%) of the outstanding shares of Common Stock on the date of issuance. Upon the Company's election to terminate this transaction, ComVest shall have ten (10) days in which to make an election to receive either cash or shares of Common Stock from the Company. Any Advisory Fee that becomes due shall be payable to the Lenders within five (5) days following ComVest's receipt of notice from the Company that the Company has elected not to consummate this transaction. Any Advisory Fee paid pursuant to this Section 13 shall be in addition to any expenses and costs payable by the Company to the Lender in accordance with Section 12 hereof. The Company hereby acknowledges that, in the event the Company is required to pay the Advisory Fee in accordance with this Section 13, the Company be deemed to have received advisory services from ComVest in consideration of such Advisory Fee.

         SECTION 14. Miscellaneous.

          (a) Transferability. This Agreement shall, (i) without the prior written consent of the Company or the Guarantor, be transferable by the Lenders to any of their respective affiliates and shall, (ii) with the prior written consent of the Company and the Guarantor (which consent shall not be unreasonably withheld), be transferable by the Lenders to any third party; in each case provided that such transferee expressly agrees to assume the obligations of the Lender under this Agreement and otherwise to become bound by the terms of this Agreement. The Company or the Guarantor, as the case may be, may not transfer their respective rights and obligations hereunder without the prior written consent of the Lenders, as provided in accordance with Section 9 of the Security Agreement.

          (b) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company, the Guarantor and each Lender and the respective permitted successors and assigns of each Lender and the permitted successors and assigns of the Company and the Guarantor.

          (c) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

          (d) Amendments. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed in accordance with Section 9 of the Security Agreement. Any amendment or modification made pursuant to this
Section 14(d) shall be binding upon each of the parties hereto and upon the successors and assigns thereof.

          (e) Survival of Representations and Warranties. Unless this Agreement is terminated under Section 13 hereof, all agreements, representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

          (f) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

          If to the Company or the Guarantor, at One Market Street, Steuart Tower, Suite 1300, San Francisco, CA 94105, Attention: General Counsel, or at such other address or addresses as may have been furnished in writing by the Company to the Lender, with a copy to Wilson Sonsisni Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, Attn: N. Anthony Jeffries, Esq.; or

          If to ComVest, at 830 Third Avenue, New York, NY 10022, Attention:
Carl Kleidman, or at such other address or addresses as may have been furnished to the Company in writing by ComVest, with a copy to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, Attention: Alan I. Annex, Esq.; or

          If to DCC, at 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas, NV 89109, Attention: Michael Davies, or at such other address or addresses as may have been furnished to the Company in writing by DCC, with a copy to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166,
Attention: Alan I. Annex, Esq.

          Notices provided in accordance with this Section 14(e) shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or two business days after deposit in the mail.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed wholly therein. Any action or proceeding arising out of or relating to this Agreement shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action or proceeding, each of the parties and any assignees thereof submits to the personal jurisdiction of the State of New York. The parties hereby irrevocably consents to the exclusive personal jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

          (h) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

          (i) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (j) Further Assurances. The parties shall execute and deliver any other documents, agreements, certificates or instruments required in order to consummate the transactions contemplated by this Agreement and the other Closing Documents.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                COMPANY:

                                COMMERCE ONE, INC.

                                By /s/Mark B. Hoffman
                                   -------------------------------
                                   Name:  Mark B. Hoffman
                                   Title: Chief Executive Officer

                                GUARANTOR:

                                COMMERCE ONE OPERATIONS, INC.

                                By /s/Mark B. Hoffman
                                   -------------------------------
                                   Name:  Mark B. Hoffman
                                   Title: Chief Executive Officer

                                LENDERS:

                                COMVEST INVESTMENT PARTNERS II LLC

                                By:/s/Harold Blue
                                   -------------------------------
                                   Name:  Harold Blue
                                   Title: President

                                DCC VENTURES, LLC

                                By:/s/Michael T. Davies
                                   -------------------------------
                                   Name:  Michael T. Davies
                                   Title: Secretary and Treasurer